Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Towers Watson & Co. (formerly known as Jupiter Saturn Holding Company) on Form S-8 of our report dated August 31, 2009, related to the balance sheet of Jupiter Saturn Holding Company as of June 30, 2009, appearing in the Prospectus included in Registration Statement No. 333-161705.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

January 4, 2010